Immunic Appoints Seasoned Biopharmaceutical Executive Michael W. Bonney as Chair of the Board of Directors

– More Than 30 Years of Leadership Experience Across Biopharmaceutical Commercialization –

– Played Key Role in the Launch and Commercial Success of Avonex® for Multiple Sclerosis –

NEW YORK, May 19, 2026 – Immunic, Inc. (Nasdaq: IMUX), a late-stage biotechnology company pioneering the development of novel oral therapies for neurologic diseases, today announced the appointment of Michael “Mike” W. Bonney, a highly experienced biopharmaceutical executive and board leader, as Chair of its Board of Directors, effective May 16, 2026. Simona Skerjanec, M.Pharm, MBA, will transition from Interim Chairperson to continue serving as a member of the Board.

Mr. Bonney brings more than three decades of leadership experience in the biopharmaceutical industry, including significant expertise in multiple sclerosis (MS) and broader central nervous system markets. Notably, during his tenure at Biogen Inc., he held senior commercial leadership roles and was closely involved in the launch and growth of Avonex®, one of the first widely adopted therapies for relapsing forms of MS. This treatment helped to build one of the industry’s foundational neurology franchises.

After his time at Biogen, Mr. Bonney served as Chief Executive Officer of Cubist Pharmaceuticals, where, for more than 10 years, he led the company through a period of significant growth. Most notably, this included the successful commercialization of Cubicin®, an antibiotic medicine, and the company’s subsequent acquisition by Merck & Co. for approximately $9.5 billion. Earlier, Mr. Bonney spent over a decade at Zeneca Pharmaceuticals in a range of commercial, operating, and strategic roles, culminating as National Business Director. Throughout his distinguished career, Mr. Bonney has consistently supported companies advancing innovative therapies through late-stage development and commercialization.

Mr. Bonney has extensive board leadership experience across the biopharmaceutical sector. In addition to Immunic, he currently serves as Chair of the Board of Autolus Therapeutics plc, Dunad Therapeutics LTD and Santa Ana Bio, Inc. He has also served as Chair or Director of companies including Alnylam Pharmaceuticals, Inc., Bristol Myers Squibb, Celgene Corporation, Kaleido Biosciences, Inc., Magenta Therapeutics, Inc., Sarepta Therapeutics, Inc. and Syros Pharmaceuticals, Inc.

“I would like to welcome Mike as Chair of the Board at what is, without question, a defining stage of growth for Immunic,” stated Ms. Skerjanec. “His extensive experience in biotech and achievements throughout his career as a CEO, chair and member of the board, as well as his MS experience in the launch and growth of Avonex® during his time at Biogen are all highly relevant as we advance vidofludimus calcium toward potential regulatory approval and commercial readiness.”

“I am excited to join Immunic at such a pivotal time, ahead of the readout of the phase 3 ENSURE trials of vidofludimus calcium in relapsing MS and the planned phase 3 development program in primary progressive MS,” stated Mr. Bonney. “Designed to combine neuroprotective, anti-inflammatory and anti-viral effects, vidofludimus calcium offers a potential differentiated profile within the MS treatment landscape. I look forward to working closely with the entire Board and management team to support Immunic’s upcoming milestones and its broader regulatory and commercial strategy.”

“On behalf of the entire Immunic team, I would like to thank Simona for her strong leadership as Interim Chairperson and her continued role as a member of our Board, going forward,” added Daniel Vitt, Ph.D., Chief Executive Officer of Immunic. “Mike’s proven abilities in executive leadership at Cubist, combined with his success in helping to make Avonex® a blockbuster therapy for MS, are attributes that will be invaluable to Immunic in the months and years to come. We look forward to leveraging all of Mike’s experience as we plan to transition toward becoming a fully integrated commercial-stage company.”

About Immunic, Inc.

Immunic, Inc. (Nasdaq: IMUX) is a late-stage biotechnology company pioneering the development of novel oral therapies for neurologic diseases. The company’s lead development program, vidofludimus calcium (IMU-838), is currently in phase 3 clinical trials for the treatment of relapsing multiple sclerosis, for which top-line data is expected to be available by the end of 2026. It has already shown therapeutic activity in phase 2 clinical trials in relapsing-remitting multiple sclerosis, progressive multiple sclerosis and other diseases. Vidofludimus calcium combines neuroprotective effects, through its mechanism as a first-in-class nuclear receptor-related 1 (Nurr1) activator, with additional anti-inflammatory and anti-viral effects, by selectively inhibiting the enzyme dihydroorotate dehydrogenase (DHODH). The company’s development pipeline also includes earlier-stage programs, including IMU-856 and IMU-381, aimed at building a broader therapeutics platform addressing neurodegenerative, chronic inflammatory, and autoimmune-related diseases. For further information, please visit: www.imux.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains "forward-looking statements" that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future financial position, future revenue, projected expenses, sufficiency of cash and cash runway, expected timing, development and results of clinical trials, prospects, plans and objectives of management are forward-looking statements. Examples of such statements include, but are not limited to, statements relating to Immunic's development programs and the targeted diseases; the potential for Immunic's development programs to safely and effectively target diseases; preclinical and clinical data for Immunic's development programs; the timing of current and future clinical trials, anticipated clinical milestones and regulatory approvals; the nature, strategy and focus of the company and further updates with respect thereto; the development and commercial potential of any product candidates of the company; expectations regarding the capitalization, resources and ownership structure of the company; changes to the leadership of the board of directors; new appointments to Immunic’s board of directors; and the executive and board structure of the company. Immunic may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve substantial risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, increasing inflation, tariffs and macroeconomics trends, impacts of the Ukraine – Russia conflict and the conflict in the Middle East on planned and ongoing clinical trials, risks and uncertainties associated with the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient financial and other resources to meet business objectives and operational requirements, and the ability to raise sufficient capital to continue as a going concern, the fact that the results of earlier preclinical studies and clinical trials may not be predictive of future clinical trial results, any changes to the size of the target markets for the company’s products or product candidates, the protection and market exclusivity provided by Immunic’s intellectual property, risks related to the drug development and the regulatory approval process and the impact of competitive products and technological changes. A further list and descriptions of these risks, uncertainties and other factors can be found in the section captioned “Risk Factors,” in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 26, 2026, and in the company’s subsequent filings with the SEC. Copies of these filings are available online at www.sec.gov or ir.imux.com/sec-filings. Any forward-looking statement made in this release speaks only as of the date of this release. Immunic disclaims any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made. Immunic expressly disclaims all liability in respect to actions taken or not taken based on any or all of the contents of this press release.

Contact Information

Immunic, Inc.
Jessica Breu
Vice President Investor Relations and Communications
+49 89 2080 477 09
jessica.breu@imux.com

US IR Contact
Rx Communications Group
Paula Schwartz
+1 917 633 7790
immunic@rxir.com

US Media Contact
KCSA Strategic Communications
Caitlin Kasunich
+1 212 896 1241
ckasunich@kcsa.com